POLICY NUMBER:  [VF99999990]

POLICY SPECIFICATIONS

Summary Of Coverages Effective On The Policy Date

R17ART	Annual Renewable Term Rider [(Guaranteed Issue)]
S17ART

	Rider Face Amount: Insured: Sex and Age: Risk Class: [Effective Date:	[$100,000] [JOHN DOE] [MALE 35] [STANDARD NONSMOKER] [November 1, 2018]]

[ICC17 S17PDP]

Page [1]

POLICY NUMBER:  [VF99999990]

POLICY SPECIFICATIONS

[Annual Renewable Term Rider Value Features

Alternate Rider Cost Of Insurance Charge

[AV Ratio –The AV Ratio as of the Monthly Payment Date is equal to a ÷ b where:

a = the Accumulated Value at the beginning of the Policy month before the Monthly Deduction is charged; and

b = the Death Benefit after any policy changes but before the Monthly Deduction is charged.

In order to determine if the AV Ratio Cost of Insurance Rates can be used, on each Monthly Payment Date, we will calculate the AV Ratio of the Policy and compare it to the current Threshold Percentage.   We reserve the right to use Threshold Percentages lower than the Maximum Threshold Percentage shown in the Policy Specifications.  Any lesser Threshold Percentage will apply uniformly to all members of the same Class.

AV Ratio Cost of Insurance Rates – Cost of Insurance Rates may be calculated using the AV Ratio of the policy upon the later of the Insured’s age 100 or the 26th Policy Year.  These Cost of Insurance Rates may be less than, but will be no greater than the Maximum Cost of Insurance Rates shown in the Policy Specifications.  If the AV Ratio is greater than or equal to the Threshold Percentage, then the AV Ratio Cost of Insurance Rates may be used.

If the AV Ratio is less than the Maximum Threshold Percentage, then the AV Ratio Cost of Insurance Rates will not be used and the current Cost of Insurance Rate will be used.

Table of Maximum Threshold Percentages:  [75]%]]

ICC17 S17ART	Page [4]

POLICY NUMBER:  [VF99999990]

POLICY SPECIFICATIONS

Table of Cost of Insurance Rates (COI)

for Annual Renewable Term Rider [(Guaranteed Issue)]

Insured:	[JOHN DOE]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.11420	30	0.80520	59	20.24350
2	0.12510	31	0.89100	60	21.89610
3	0.13510	32	0.98280	61	23.37870
4	0.14680	33	1.07970	62	25.34290
5	0.15850	34	1.18520	63	27.50320
6	0.17180	35	1.30350	64	29.93860
7	0.18440	36	1.44140	65	32.62170
8	0.19520	37	1.60490	66	35.52070
9	0.20020	38	1.79600	67	38.34190
10	0.20610	39	2.01720	68	41.25060
11	0.21190	40	2.26640	69	44.19530
12	0.21780	41	2.54020	70	47.11980
13	0.22280	42	2.83630	71	49.95900
14	0.22860	43	3.15590	72	52.64660
15	0.23450	44	3.50430	73	56.64960
16	0.24450	45	3.89660	74	61.08170
17	0.25790	46	4.34480	75	66.01940
18	0.27370	47	4.86390	76	71.55390
19	0.29210	48	5.43720	77	77.81150
20	0.31300	49	6.15320	78	83.33330
21	0.33810	50	6.98110	79	83.33330
22	0.36660	51	7.94390	80	83.33330
23	0.39920	52	9.06070	81	83.33330
24	0.43600	53	10.33800	82	83.33330
25	0.47960	54	11.78270	83	83.33330
26	0.52900	55	13.34950	84	83.33330
27	0.58690	56	15.02480	85	83.33330
28	0.65150	57	16.75710	86	83.33330
29	0.72450	58	18.50020	87+	0]

ICC17 S17ART

Page [3]

POLICY NUMBER:  [VF99999990]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges for

Annual Renewable Term Rider [(Guaranteed Issue)]

Insured:	[JOHN DOE]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year	Coverage Charge
[1	31.71	30	31.71	59	34.97
2	31.71	31	31.71	60	34.97
3	31.71	32	31.71	61	36.71
4	31.71	33	31.71	62	36.71
5	31.71	34	31.71	63	36.71
6	31.71	35	31.71	64	36.71
7	31.71	36	31.71	65	36.71
8	31.71	37	31.71	66	38.55
9	31.71	38	31.71	67	38.55
10	31.71	39	31.71	68	38.55
11	31.71	40	31.71	69	38.55
12	31.71	41	31.71	70	38.55
13	31.71	42	31.71	71	40.47
14	31.71	43	31.71	72	40.47
15	31.71	44	31.71	73	40.47
16	31.71	45	31.71	74	40.47
17	31.71	46	31.71	75	40.47
18	31.71	47	31.71	76	42.49
19	31.71	48	31.71	77	42.49
20	31.71	49	31.71	78	42.49
21	31.71	50	31.71	79	42.49
22	31.71	51	33.30	80	42.49
23	31.71	52	33.30	81	44.61
24	31.71	53	33.30	82	44.61
25	31.71	54	33.30	83	44.61
26	31.71	55	33.30	84	44.61
27	31.71	56	34.97	85	44.61
28	31.71	57	34.97	86	46.85
29	31.71	58	34.97	87+	0]

ICC17 S17ART	Page [4]